Filed Pursuant to Rule 424(b)(5)
                                   Registration No. 33-52301


PRICING SUPPLEMENT NO.   28    DATED   November 13, 1995
(To Prospectus dated February 25, 1994 and Prospectus Supplement dated March 24, 1994)

General American Transportation Corporation

Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


FIXED RATE NOTES

Principal Amount:  $10,000,000.00                      Issue Price:  100%

Original Issue Date: November 15, 1995  Stated Maturity Date: November 17, 2003

Form:      X  Book-Entry      Certificated
         ----             ----
Interest Rate:  6.71%

Interest Payment Dates:
  Semi-annually on each June 15 and December 15, commencing December 15, 1995

Optional Interest Rate Reset:    Yes   X  No
                              ----    ----
     Optional Reset Dates:

Optional Extension of Maturity:     Yes    X  No
                                 ----    ----
     Extension Period:
     Number of Extension Periods:
     Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

     The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Salomon Brothers Inc

Acting as:    Agent             100% price to purchaser(s)
          ----
           X  Principal         To be reoffered to the public
          ----              ----initially at 100%
                             X  To be reoffered at varying prices
                            ----related to prevailing market prices
                                To be reoffered to dealers with a
                            ----reallowance not to exceed     % of the
                                Commission or Fee         ----

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